         Exhibit (d)(1)

EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

IVY FUNDS, INC.

FEE SCHEDULES

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:

Asset Strategy Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Capital Appreciation Fund

Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets

Core Equity Fund

Net Assets	Fee
Up to $1 billion	0,70% of net assets
Over $1 billion and up to $2 billion	0.65% 'of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Energy Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

High Income Fund

Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

International Growth Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
over $3 billion	0.76% of net assets

Large Cap Growth Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Limited-Term Bond Fund

Net Assets	Fee
Up to $500 million	0.50% of net assets
Over $500 million and up to $1 billion	0:45% of net assets
Over $1 billion and up to $1.5 billion	0.40% of net assets
Over $1.5 billion	0.35% of net assets

Mid Cap Growth Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Money Market Fund

A cash fee computed each day on net asset value for the Fund at the annual rate of 0.40% of net assets.

Municipal Bond Fund

Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over $1.5 billion	0.40% of net assets

Science and Technology Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Small Cap Growth Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Tax-Managed Equity Fund

Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets

Municipal High Income Fund

Net Assets	Fee
Up to $1 billion	0.525% of net assets
Over $1 billion and up to $2 billion	0.50% of net assets
Over $2 billion and up to $3 billion	0.45% of net assets
Over $3 billion	0.40% of net assets

As originally Amended and Effective June 30, 2000

As amended and Restated and Effective November 16, 2005

As Amended, Effective and Approved May 18, 2009

*If a Fund's net assets are less than $25 million, IICO has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.